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Exhibit 11                                                  PAGE 1 OF 1
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
                                      PGI INCORPORATED AND SUBSIDIARIES
                                 FACTS FOR COMPUTATION OF NET LOSS PER SHARE
                                                                           1996                     1995
                                                                           ----                     ----
1)  Net loss for period                                                 $ (2,895,000)           $ (2,442,000)

2)  Average shares outstanding before assumed
      exercise of stock options and conversion of
      preferred stock and debentures                                       3,317,555               3,317,555
                                                                        ------------            ------------
4)  Average shares outstanding from assumed
      conversion of preferred stock                                        3,760,000               3,760,000
                                                                        ------------            ------------
5)  Average shares outstanding from assumed
      conversion of debentures                                             1,341,076               1,341,076
                                                                        ------------            ------------
6)  Cumulative preferred dividends in arrears                           $    640,000            $    640,000
                                                                        ------------            ------------
7)  Interest and amortization charged against income
      for debentures during period                                      $    759,000            $    759,000
                                                                        ------------            ------------
ADJUSTMENT OF NET LOSS:
----------------------
   Primary
   -------
    Net loss for period (Line 1)                                        $ (2,895,000)           $ (2,442,000)
    Less cumulative preferred dividends in arrears (Line 6)                 (640,000)               (640,000)
                                                                        ------------            ------------
8)  Adjusted net loss for primary net loss per share                    $ (3,535,000)           $ (3,082,000)
                                                                        ------------            ------------
   Fully Diluted
   -------------
    Adjusted net loss for primary net loss per share (Line 8)           $ (3,535,000)           $ (3,082,000)
    Add cumulative preferred dividends in arrears on preferred
      stock assumed converted(Line 6)                                        640,000                 640,000
    Add interest and amortization charged against income for
      debentures during period (Line 7)                                      759,000                 759,000
    Tax effect on Line 7                                                          -- <FA>                 -- <FA>
                                                                        ------------            ------------
9)  Adjusted net loss for fully diluted net loss per share              $ (2,136,000)           $ (1,683,000)
                                                                        ------------            ------------

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING:
-----------------------------------------
   Primary
   -------
    Average shares outstanding (Line 2)                                    3,317,555               3,317,555
    Average shares outstanding (Line 3)                                           --                      --
                                                                        ------------            ------------
10) Shares assumed outstanding for primary net loss per share              3,317,555               3,317,555
                                                                        ------------            ------------
   Fully Diluted
   -------------
    Average shares outstanding (Line 2)                                    3,317,555               3,317,555
    Average shares outstanding from assumed conversion
      of preferred stock (Line 4)                                          3,760,000               3,760,000
    Average shares outstanding from assumed conversion
      of debentures (Line 5)                                               1,341,076               1,341,076
                                                                        ------------            ------------
11) Shares assumed outstanding for fully diluted net loss per share        8,418,631               8,418,631
                                                                        ------------            ------------
NET LOSS PER SHARE:
-------------------
Before Adjustment
-----------------
  (Line 1 - Line 2)                                                     $       (.87)           $       (.74)
                                                                        ------------            ------------
   Primary
   -------
    Net loss (Line 8 - Line 10)                                         $      (1.07)           $       (.93)
                                                                        ------------            ------------
   Fully Diluted <FB>
   -------------
    Net loss <FB>                                                       $      (1.07)           $       (.93)
                                                                        ------------            ------------

<FA> No tax calculation has been made because of full utilization of all available tax benefits for financial account purposes.

<FB> Fully diluted net loss per share is the same as primary net loss per share due to anti-dilutive effect of assumed exercise of stock options and conversion of preferred stock and debentures to common stock.
